TUNEX, INC.
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, (the “Agreement”) is entered into as of February 23, 2006, by and between TUNEX, INC., a Utah corporation (the “Company”), and MICHAEL WOO (“WOO”) ( “Purchaser”).

RECITALS

WHEREAS, the Company wishes to sell and WOO wishes to purchase $100,000 of Restricted Common Stock of the Company at five and three/tenths cents ($.053) per share subject to the following terms and conditions, and

WHEREAS, the terms and conditions of Restricted Common Stock in the Company are set forth in this Stock Purchase Agreement, and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows.

1.     AGREEMENT TO SELL AND PURCHASE.

1.1     Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchaser of 1,861,337 shares of its Restricted Common Stock, par value $0.001 per share (the “Shares”). The Shares shall have the rights, preferences, privileges and restrictions of shares of common stock set forth in the Articles of Incorporation of the Company, in the form attached hereto as Exhibit A (the “Articles”) and Bylaws of the Company, in the form attached hereto as Exhibit B.

2.     CLOSING, DELIVERY AND PAYMENT.

2.1     Initial Closing. The initial closing of the sale and purchase of the Shares under this Agreement (the “Closing” or the “Initial Closing”) shall take place at 10:00 a.m. on the date hereof, at the offices of Parsons Behle & Latimer, 201 South Main Street Suite 1800, Salt Lake City, UT 84111, or at such other time or place as the Company and Purchaser may mutually agree ( the “Closing Date”).

2.2     Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver or cause to be delivered to Purchaser a certificate representing the number of Shares to be purchased at the Closing by Purchaser, against payment of the purchase price therefor by certified check made payable to the order of the Company, wire transfer to an account designated by the Company or any combination of the foregoing, as determined by the Company.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement as follows:

3.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions, in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2     Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar agreement.

3.3     Capitalization; Voting Rights. The authorized capital stock of the Company immediately prior to the Closing will consist of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, 1,788,344 shares of which are issued outstanding, and (ii) 1,000,00 shares of Preferred Stock, par value $1.00 per share, 470,625 of which are issued and outstanding. All issued and outstanding shares of the Company’s Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Articles. When issued in compliance with the provisions of this Agreement and the Articles, the Shares will be validly issued, fully paid and nonassessable, and will be free of liens or encumbrances; provided, however, that the Shares shall be subject to that certain Stockholder Agreement dated as of the date hereof, by and among the Company, the Purchaser, and Dallin Bagley, and may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

3.4     Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing, and the authorization, sale, issuance and delivery of the Shares pursuant hereto pursuant to the Articles has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5     Financial Statements. The Company has made available to Purchaser its unaudited balance sheet as of December 31, 2005 (the “Statement Date”) and its unaudited statement of income and cash flows for the nine months ending December 31, 2005 (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

3.6     Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except (i) current liabilities incurred in the ordinary course of business that individually or in the aggregate are not material to the financial condition or operating results of the Company and (ii) obligations not required to be reflected in the Financial Statements under generally accepted accounting principles.

3.7     Agreements; Action. There are no material agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $200,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business).

3.8     Related Party Transactions. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

3.9     Title to Properties and Assets; Liens, Etc. The Company has good title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and valid leasehold estates in any real or personal property leased by the Company. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.10     Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. The Company has not received any communications alleging that the Company has violated, or by conducting its present business, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

3.11     Compliance with Other Instruments. The Company is not in violation or default of any term of its Articles or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or which binds or may bind it. The execution, delivery, and performance of this Agreement, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.12     Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or to the Company’s knowledge threatened against the Company by reason of the past employment relationships of any of the Company’s employees.

3.13     Tax Returns and Payments. The Company has timely filed or has obtained presently effective extensions with respect to all tax returns (federal, state and local), which the Company is required to file. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent with any exceptions permitted by any taxing authority. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.14     Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

3.15     ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

3.16     Compliance with Laws; Permits. To the knowledge of the Company, the Company has complied in all material respects with all applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

3.17     Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares will be effected in compliance with applicable federal and state securities laws.

3.18     Disclosures. Neither this Agreement, the Exhibits hereto, the Schedules nor any other document delivered by the Company or the Company’s attorneys or agents to Purchaser or its attorney or agent in connection with the transactions contemplated hereby or thereby, taken as a whole, contain any untrue statement of a material fact, nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company as follows:

4.1     Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. To the knowledge of the Purchaser, the execution and performance of the transactions contemplated by the Agreement by the Purchaser (i) will not violate any provision of law applicable to the Purchaser; and (ii) will not conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute a default under, any indenture, lease, agreement or other instrument to which the Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Purchaser.

4.2      Experience. The Purchaser has carefully reviewed the representations and warranties of the Company contained in this Agreement and has made a detailed inquiry concerning the Company, its business and its personnel; the offices of the Company. The Company, its officers, directors, and personnel have made available to the Purchaser any and all written information that the Purchaser has requested and have answered all inquiries made by the Purchaser to the Purchaser’s satisfaction. The Purchaser has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company.

4.3      Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a)     Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts, at the prices or at the times Purchaser might propose.

(b)     Acquisition for Own Account. Purchaser is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

(c)     Purchaser Can Protect Its Interest. Purchaser represents that by reason of its or its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d)     Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(e)     Company Information. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f)     Rule 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

4.4      Brokers. Purchaser has not incurred, nor will Purchaser incur, directly or indirectly, any liability for any brokerage or finder’s fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5.      CONDITIONS TO CLOSING.

5.1      Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)     Accuracy of Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)     Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

(c)     Stockholder Agreement. The Company and all other parties thereto, other than the Purchaser, shall have signed and delivered the Stockholder Agreement of even date herewith.

(d)     Corporate Documents. The Company shall have delivered to Purchaser or its counsel:

(i)     A copy of the Articles, as in effect prior to the Closing;

(ii)     The Bylaws of the Company, as in effect on the Closing Date; and

(iii)     Resolutions of the Board of Directors of the Company authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; and

(iv)     A certificate, executed by the President of the Company, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b) of this Agreement.

(e)     Due Diligence. The Purchases shall have completed, to their reasonable satisfaction, their due diligence review of the Company.

5.2      Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)     Representations and Warranties True. The representations and warranties in Section 4 made by the Purchaser shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)     Payment of Purchase Price. The Purchaser shall have delivered the aggregate purchase price for the Shares purchased hereunder.

(c)     Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

(d)     Stockholder Agreement. The Purchaser and all other parties thereto, other than the Company, shall have signed and delivered the Stockholder Agreement of even date herewith.

(e)     Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

6.     MISCELLANEOUS.

6.1      Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Utah, without regard to the choice of law or conflicts of law provisions thereof.

6.2      Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the Closing of the transactions contemplated hereby for a period of one (1) year from the Closing Date. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.3      Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto.

6.4      Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5      Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6      Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and Purchaser.

6.7      Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part with respect to any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

6.8      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and Purchaser at the addresses as set forth on the signature page hereof or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.9       Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

6.10     Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement

6.11     Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.13     Broker's Fees. Each of the parties hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each of the parties hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

6.14     Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

6.15     Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.16     Remedies. Each of the Company and the Purchaser shall, in addition to the remedies set forth herein, have such remedies as may be available to each of them at law or in equity.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement and made it effective as of the day and year first set forth above.

TUNEX INTERNATIONAL, INC.

By:	/s/ Nick Butterfield
Nick Butterfield, President

WOO

/s/ Michael Woo
Michael Woo